                                                                     EXHIBIT 3.1

                                   NUCO2 INC.

                              ARTICLES OF AMENDMENT

                ARTICLES OF DESIGNATIONS, PREFERENCES AND RIGHTS
              OF SERIES B 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                            ARTICLES OF DESIGNATIONS

            NUCO2 INC. (the "Company"),  a company  organized and existing under the Florida  Business  Corporation Act (the "FBCA"),  certifies that pursuant to the  authority  contained in its  Articles of  Incorporation  (the  "Articles of
Incorporation") and its By-laws (the "By-laws"),  and in accordance with Section
607.0602  of the FBCA,  the board of  directors  of the  Company  (the "Board of
Directors") by unanimous  written  consent dated October 26, 2001, duly approved and adopted the following  resolutions,  which resolutions  remain in full force and effect on the date hereof:

            RESOLVED,  that  pursuant  to the  authority  vested in the Board of
Directors  by the  Articles  of  Incorporation  and the  By-laws,  the series of
Preferred Stock  designated as "8% Cumulative  Convertible  Preferred Stock" be,
and hereby is, renamed "Series A 8% Cumulative  Convertible Preferred Stock" and
such class of stock shall retain all other designations, preferences and rights;
and it is further

            RESOLVED,  that  pursuant  to the  authority  vested in the Board of
Directors by the Articles of Incorporation  and By-laws,  the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred
Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 16.

            1.  Number  and  Designation.  The  Company  shall  have a series of
Preferred  Stock,  which  shall be  designated  as its  Series  B 8%  Cumulative
Convertible Preferred Stock (the "Series B Preferred Stock"), no par value, with
2,500 shares initially authorized. Unless otherwise specified, references herein to any  "Section"  refer to the Section  number  specified in these  Articles of
Designations.

            2.  Issuance.  The Company may issue up to 2,500  shares of Series B
Preferred Stock in accordance with the Purchase Agreement.

            3. Registered Form; Liquidation Preference;  Registrar. Certificates
for shares of Series B Preferred Stock shall be issuable only in registered form and only with an initial Liquidation Preference of $1,000 per share. The Company shall serve as initial  Registrar and Transfer Agent (the  "Registrar")  for the
Series B Preferred Stock.

            4.  Registration.  Shares of the Series B  Preferred  Stock have not been  registered  under the Securities Act of 1933, as amended (the  "Securities
Act") and may not be resold,  pledged or

otherwise transferred prior to the date when they may be resold pursuant to Rule
144 under the Securities Act other than (i) to the Company,  (ii) pursuant to an exemption  from  registration  under the  Securities Act or (iii) pursuant to an effective  registration  statement  under the  Securities  Act,  in each case in accordance  with any  applicable  securities  laws of any  state  of the  United
States.

            5. Paying Agent and Conversion Agent. (a) The Company shall maintain
(i) an  office  or  agency  where  shares  of  Series B  Preferred  Stock may be presented  for payment  (the  "Paying  Agent"),  (ii) an office or agency  where shares  of  Series B  Preferred  Stock  may be  presented  for  conversion  (the
"Conversion  Agent"),  and  (iii) a  Registrar,  which  shall be an office or an agency where shares of Series B Preferred  Stock may be presented  for transfer.
The Company may appoint the Registrar, the Paying Agent and the Conversion Agent
and may appoint one or more additional  paying agents and one or more additional conversion  agents  in such  other  locations  as it shall  determine.  The term
"Paying Agent" includes any additional  paying agent,  and the term  "Conversion
Agent"  includes any  additional  conversion  agent.  The Company may change any
Paying Agent or Conversion Agent without prior notice to any holder. The Company shall  notify the  Registrar  of the name and  address  of any  Paying  Agent or
Conversion  Agent  appointed by the Company.  If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent.

            (b) Neither the Company nor the  Registrar  shall be required (i) to issue, countersign or register the transfer of or exchange any share of Series B
Preferred  Stock  during a period  beginning  at the  opening of business 5 days before any Redemption Date (as defined in Section 10(c)) and ending at the close of  business on such  Redemption  Date or (ii) to  register  the  transfer of or exchange any share of Series B Preferred Stock so selected for redemption.  This
Section 5(b) shall not apply to any  conversion  of Series B Preferred  Stock in accordance with Section 12.

            (c) Payments due on the shares of Series B Preferred  Stock shall be payable at the office or agency of the Company  maintained for such purpose.  If any such payment is in cash, it shall be payable by wire transfer (provided that appropriate  wire  instructions  have been received by the Registrar at least 15 days prior to the applicable  date of payment) to a United States dollar account maintained by the holder with a bank located in New York City.

            6.  Dividend  Rights.  (a) The Company shall pay, and the holders of the shares of Series B Preferred Stock shall be entitled to receive,  cumulative dividends from the date of initial issuance of such shares of Series B Preferred
Stock  at a rate  of  8.00%  per  annum  on  the  amount  of the  then-effective
Liquidation Preference of the shares of Series B Preferred Stock. Dividends will be computed on the basis of a 360-day year of twelve  30-day  months and will be payable  in  accordance  with  Section  11  hereof.  Dividends  will be  payable quarterly  in arrears on January  31,  April 30,  July 31 and October 31 of each year (each a "Dividend Payment Date"), commencing (subject to the next sentence)
on October 31, 2001,  for so long as any shares of Series B Preferred  Stock are outstanding;  provided,  however,  that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. Dividends,  whether or not the Company has earnings or profits,  whether or not there are funds legally available for the payment of such dividends and whether  declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.  The Company will take all actions  required or permitted  under the FBCA to permit the payment or accrual of  dividends  on the shares of Series B Preferred Stock. Accrued dividends shall be payable quarterly on each Dividend Payment Date to the holders of record of the Series B Preferred
Stock as of the  close of  business  on the  applicable  Dividend  Record  Date.
Accrued dividends that are not paid in full in cash on any such Dividend Payment
Date  (whether or not  declared  and whether or not there are  sufficient  funds legally  available for the payment  thereof) shall be added  cumulatively to the
Liquidation  Preference on the applicable  Dividend  Payment Date and thereafter remain a part thereof.  Accrued dividends added to the Liquidation Preference of a share of Series B Preferred Stock in accordance with the foregoing  provisions of this Section 6(a) are sometimes referred to in these Articles as "Accumulated
Dividends". For purposes of determining the amount of dividends "accrued" (i) as of the first  Dividend  Payment  Date and as of any date that is not a  Dividend
Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph for the actual number of days elapsed from and including the Closing Date (in case of the first  Dividend  Payment Date and any date prior to the first Dividend  Payment Date) or the last  preceding  Dividend
Payment  Date  (in  case  of any  other  date)  to the  date  as of  which  such determination  is to be made,  based on a 360-day year of twelve 30-day  months, and (ii) as of any Dividend  Payment Date after the first Dividend Payment Date, such amount shall be  calculated  on the basis of such rate per annum based on a
360-day year of twelve 30-day months.  Whenever the Company shall declare or pay any  dividend  on any  Series B  Preferred  Stock,  the  holders of the Series B
Preferred  Stock  shall be  entitled to receive  such  dividends  on a per share basis.

            (b) In addition to all dividends  payable  pursuant to Section 6(a), whenever the Company shall declare or pay any dividend on its Common Stock,  the holders  of the Series B  Preferred  Stock  shall be  entitled  to receive  such dividends on a ratable as-converted basis (calculated as if all shares of Series
B Preferred Stock had been converted  directly or indirectly into Common Stock).
Dividends  payable  pursuant to this Section 6(b) shall not reduce any dividends payable pursuant to Section 6(a).

            7.  Payment of  Dividends;  Mechanics  of Payment;  Dividend  Rights
Preserved.  (a) Subject to Sections 6 and 11, dividends on any share of Series B
Preferred Stock that are payable,  and are punctually paid or duly provided for, on any  Dividend  Payment  Date  shall be paid in arrears to the person in whose name such share of Series B Preferred Stock (or one or more  predecessor  shares of Series B Preferred  Stock) is registered at the close of business on the next preceding  January 15, April 15, July 15 and October 15 (each a "Dividend Record
Date").

            (b) Unless full cumulative  dividends on all  outstanding  shares of
Series B Preferred Stock for all past dividend  periods shall have been declared and paid,  or declared and a sufficient  sum for the payment  thereof set apart, then:

            (i) no dividend  (other than (A) with  respect to Junior  Shares,  a dividend payable solely in any Junior Shares, or (B) with respect to
            Parity Shares,  a dividend payable solely in Junior Shares or Parity
            Shares,  or (C) with respect to Parity  Shares,  a partial  dividend paid pro rata on such  Parity  Shares  and the  shares  of  Series B
            Preferred  Stock)  shall be  declared  or paid upon,  or any sum set apart for the payment of dividends upon, any Junior Shares or Parity
            Shares, respectively;

            (ii) no other  distribution  shall be declared or made upon,  or any sum set apart for the payment of any  distribution  upon, any Junior
            Shares or Parity Shares;

            (iii) no Junior  Shares or Parity  Shares or any  warrants,  rights, calls or options  (other  than any  cashless  exercises  of options)
            exercisable for or convertible into any Parity Share or Junior Share shall be purchased,  redeemed or otherwise  acquired  (other than in exchange for other Junior Shares or Parity Shares,  respectively) by the Company or any of its Subsidiaries; and

            (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the  purchase,  redemption or other acquisition  of any Junior  Shares or Parity Shares or any warrants, rights,  calls or options  exercisable  for or convertible  into any
            Parity  Shares  or  Junior  Shares  by  the  Company  or  any of its
            Subsidiaries (other than any cashless exercises of options).

            Except as  provided  in Section 6 or 12 hereof,  holders of Series B
Preferred Stock will not be entitled to any dividends,  whether payable in cash, property  or  stock,  in  excess  of the full  cumulative  dividends  as  herein described.

            (c) The  Company  will notify the  Registrar  and give notice to the holders of the Series B  Preferred  Stock no later than the close of business on the tenth Business Day prior to any Dividend Record Date for each dividend as to whether it will pay such dividend.

            (d)  Subject to the  foregoing  provisions  of this  Section 7, each share of Series B Preferred Stock delivered under these Articles of Designations upon  registration  of transfer  of or in  exchange  for or in lieu of any other share  of  Series  B  Preferred  Stock  shall  carry  the  rights  to  dividends accumulated and unpaid, and to accrue, that were carried by such other shares of
Series B Preferred Stock.

            (e) The holder of record of a share of Series B  Preferred  Stock at the close of business on a Dividend  Record Date with  respect to the payment of dividends on the shares of Series B Preferred  Stock will be entitled to receive such  dividends  with  respect to such share of Series B Preferred  Stock on the corresponding  Dividend  Payment Date,  notwithstanding  the  conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

            8.  Voting  Rights.  (a) The holders of record of shares of Series B
Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

            (b) The  holders  of record of  shares of Series B  Preferred  Stock shall be  entitled  to vote on all  matters  that the  holders of the  Company's
Common Stock are entitled to vote upon.

            (c) In addition to the voting  rights set forth above,  the approval of the holders of at least a majority of the then-Outstanding shares of Series B
Preferred Stock voting or consenting,  as the case may be, as one class, will be required for the Company to:

            (i)  amend  the  Articles  of   Incorporation,   these  Articles  of
            Designations  or the  By-Laws  so as to  (A)  affect  adversely  the rights,  preferences  (including,  without  limitation,  liquidation
            preferences,   conversion   price,   dividend  rate  and  redemption
            provisions), privileges or voting rights of holders of the shares of
            Series B Preferred  Stock, or (B) increase or decrease the number of authorized shares of Series B Preferred Stock;

            (ii) enter into,  or permit any of its  Subsidiaries  to enter into, any  agreement  that  would  impose  material  restrictions  on  the
            Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

            (iii) authorize or create, issue, modify the terms of or increase or decrease the authorized amount of any Senior Shares;

            (iv)  issue any  shares  of  Series B  Preferred  Stock  other  than pursuant to the terms of the Purchase  Agreement as in effect on the
            Closing Date.

            (d) In exercising the voting rights set forth in Section 8(b),  each share of Series B Preferred  Stock shall be entitled to vote on an  as-converted basis with the holders of the Company's  Common Stock.  In exercising  the other voting rights set forth in this Section 8 each share of Series B Preferred Stock entitled  to vote  shall  have one vote per  share,  except  that when any other series  of  preferred  stock  shall  have the  right to vote  with the  Series B
Preferred Stock as a single class on any matter not specified in this Section 8, then the Series B Preferred Stock and such other series of preferred stock shall have  with  respect  to such  matters  one  vote  per  $1,000  of the  aggregate liquidation  preference of all shares of Series B Preferred Stock and all shares of such other series of preferred stock.

            9. Ranking.  (a) The shares of Series B Preferred  Stock will,  with
respect  to  dividend   rights  and  rights  on   liquidation,   winding-up  and
dissolution,  rank (i) senior to all shares of Common Stock  (whether  issued in one or more  classes)  and to each  other  class of  capital  stock or series of
Preferred Stock of the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation,  winding-up and dissolution of the
Company  (collectively  referred  to,  together  with all shares of Common Stock
(whether  issued in one or more  classes) of the Company,  as "Junior  Shares");
(ii) on a parity with (A) the Series A 8% Cumulative Convertible Preferred Stock
of the Company,  (B) additional shares of Convertible  Preferred Stock issued by the  Company and (C) each other  class of capital  stock or series of  Preferred
Stock of the Company issued by the Company, the terms of which expressly provide that such  class or series  will  rank on a parity  with the  shares of Series B
Preferred Stock as to dividend rights and rights on liquidation,  winding-up and dissolution of the Company  (collectively  referred to as "Parity Shares");  and
(iii) junior to each class of capital stock or series of Preferred  Stock of the
Company issued by the Company in compliance with Section 8 hereof,  the terms of which expressly provide that such class or series will rank senior to the shares of Series B Preferred Stock as to dividend  rights and rights upon  liquidation, winding-up and dissolution of the Company  (collectively  referred to as "Senior
Shares").

            (b) No dividend  whatsoever  shall be declared or paid upon,  or any sum set apart for the  payment of  dividends  upon,  any  outstanding  shares of
Series B  Preferred  Stock  with  respect  to any  dividend  period  unless  all dividends  for all  preceding  dividend  periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends,  upon all outstanding Senior Shares.

            (c) In the event of any  liquidation,  dissolution  or winding-up of the  Company,  whether  voluntary or  involuntary,  the holders of the shares of
Series B Preferred Stock then  Outstanding  shall be entitled to receive,  prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their  ownership thereof,  an amount equal to the greater of (i) the  then-effective  Liquidation
Preference of their shares of Series B Preferred Stock,  plus an amount equal to all dividends  accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for  liquidation,  dissolution  or  winding-up or (ii) the amount such holders would receive if such holders converted,  directly or indirectly in accordance  with their  terms,  their  shares of Series B  Preferred  Stock into
Common Stock immediately prior to such liquidation, dissolution or winding up.

            (d) If upon the occurrence of such event,  the assets of the Company shall  be  insufficient  to  permit  the  payment  to such  holders  of the full preferential  amount and all  liquidating  payments  on all Parity  Shares,  the entire  assets  of the  Company  legally  available  for  distribution  shall be distributed  among the holders of the shares of Series B Preferred Stock and the holders of all Parity Shares ratably in accordance  with the respective  amounts that would be payable on such  shares of Series B  Preferred  Stock and any such
Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable,  an amount equal to a pro rata dividend to the holders of Outstanding shares of Series B Preferred Stock), such holders shall not be entitled to any further  participation  in any distribution of assets of the Company.

            10.  Redemption.  (a) The shares of Series B Preferred  Stock may be redeemed by the Company at any time commencing  after the fourth  anniversary of the Closing Date (the "Fourth Anniversary Date"), only in whole and not in part, at the election of the Company (an "Optional Redemption"), at a redemption price
(the  "Redemption  Price")  payable in cash equal to 100% of the  then-effective
Liquidation Preference,  plus accrued and unpaid dividends thereon from the last
Dividend  Payment  Date to the  date of  redemption  (the  "Optional  Redemption
Date").

            (b) Shares of Series B Preferred  Stock (if not earlier  redeemed or
converted)   shall  be  mandatorily   redeemed  by  the  Company  (a  "Mandatory
Redemption") upon a Change in Control within 30 days after the Change in Control
Date (the date of such redemption  being the "Mandatory  Redemption  Date") at a
Redemption Price payable in cash equal to 100% of the then effective Liquidation
Preference  plus accrued and unpaid  dividends  thereon  from the last  Dividend
Payment Date to the Mandatory  Redemption Date plus if the Mandatory  Redemption
Date is on or prior to the Fourth  Anniversary Date, the amount of any dividends that would have  accrued and been  payable on the Series B Preferred  Stock from the Redemption Date through the Fourth Anniversary Date.

            (c)  In  the  event  of  an  Optional   Redemption  or  a  Mandatory
Redemption, the Company shall give a redemption notice (the "Redemption Notice")
to the  holders  (A) not  fewer  than 30 days nor more than 60 days  before  the redemption date in the case of an Optional Redemption or (B) within 5 days after the Change in Control Date in the case of a Mandatory  Redemption (the Mandatory
Redemption Date or the Optional  Redemption Date, as applicable,  is hereinafter referred to as the "Redemption Date").  Whenever a Redemption Notice is required to be delivered to the holders,  such notice shall provide the  information  set forth below and be given by first class mail,  postage prepaid to each holder of shares of Series B Preferred  Stock, at such holder's  address  appearing in the
Series B Preferred Share Register. All Redemption Notices shall state:

            (i)  the Redemption Date;

            (ii)  the applicable Redemption Price;

            (iii)  that on the  Redemption  Date,  the  Liquidation  Preference,
            together  with  all  accrued  and  unpaid  dividends  from  the last
            Dividend Payment Date to the Redemption  Date, plus the amounts,  if any,  required by Section 10(b) if the Mandatory  Redemption Date is
            on or prior to the  Fourth  Anniversary  Date,  will  become due and payable  upon each  such  share of  Series B  Preferred  Stock to be redeemed  and that  dividends  thereon  will  cease to accrue on and after said date;

            (iv) the  conversion  price,  the date on which the right to convert shares of Series B Preferred Stock to be redeemed will terminate and the place or places  where such shares of Series B  Preferred  Stock may be surrendered for conversion;

            (v) the  place or places  where  such  shares of Series B  Preferred
            Stock are to be surrendered for payment of the Redemption  Price and the other amounts which are then payable; and

            (vi) if a  Mandatory  Redemption  pursuant  to  Section  10(b),  the relevant circumstances and facts regarding the Change in Control.

            (d) The  Redemption  Notice shall be given by the Company or, at the
Company's  request,  by the  Registrar  in the  name and at the  expense  of the
Company;  provided,  that if the  Company  so  requests,  it shall  provide  the
Registrar adequate time, as reasonably  determined by the Registrar,  to deliver such notices in a timely fashion.

            (e) Prior to any Redemption Date, the Company shall deposit with the
Registrar  or with the  Paying  Agent (or,  if the  Company is acting as its own
Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Liquidation  Preference of all the shares of Series B Preferred Stock that are to be  redeemed  on that date plus all  accrued  and  unpaid  dividends thereon  from the last  Dividend  Payment Date to the  Redemption  Date plus the amounts,  if any, required by Section 10(b) if the Mandatory  Redemption Date is
on or prior to the Fourth  Anniversary  Date. If any share of Series B Preferred
Stock called for redemption is converted,  any consideration  deposited with the
Registrar  or with the Paying Agent or so  segregated  and held in trust for the redemption of such share of Series B Preferred  Stock shall be paid or delivered to the Company  upon  Company  Order or, if then held by the  Company,  shall be discharged from such trust.

            (f) Notice of redemption having been given as aforesaid,  the shares of Series B Preferred  Stock so to be redeemed  shall,  on the Redemption  Date, become due and payable at the Liquidation  Preference therein specified plus all accrued and unpaid dividends  thereon from the last Dividend Payment Date to the
Redemption  Date plus the  amounts,  if any,  required  by Section  10(b) if the
Mandatory  Redemption  Date is on or prior to the Fourth  Anniversary  Date, and from and after such date (unless the Company shall default in the payment of the
Redemption  Price and  accrued  but unpaid  dividends  and  unaccrued  dividends through  the  Fourth  Anniversary  Date)  dividends  on such  shares of Series B
Preferred  Stock  shall  cease to  accrue  and  such  shares  shall  cease to be convertible  into shares of Common Stock.  Upon  surrender of any such shares of
Series B Preferred  Stock for  redemption in accordance  with said notice,  such shares of Series B  Preferred  Stock  shall be  redeemed  by the  Company at the
applicable  Liquidation  Preference,   together  with  all  accrued  and  unpaid
dividends  thereon from the last Dividend  Payment Date to the  Redemption  Date plus the amounts, if any, required by Section 10(b) if the Mandatory  Redemption
Date is on or prior to the  Fourth  Anniversary  Date.  If any share of Series B
Preferred  Stock  called  for  redemption  shall not be so paid  upon  surrender thereof for redemption,  the Liquidation Preference thereof, and all accrued and unpaid  dividends  thereon from the last Dividend Payment Date to the Redemption
Date plus the  amounts,  if any,  required  by  Section  10(b) if the  Mandatory
Redemption  Date is on or prior to the Fourth  Anniversary  Date,  shall,  until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series B Preferred Stock and such shares shall remain convertible.

            (g) If the Series B  Preferred  Stock is  redeemed  subsequent  to a
Dividend  Record Date with respect to any Dividend  Payment Date and on or prior to such  Dividend  Payment  Date,  then any  accrued  dividends  payable on such
Dividend  Payment  Date will be paid to the  person in whose  name such share of
Series B Preferred Stock is registered at the close of business on such Dividend
Record Date.

            11. Method of Payments. The Company shall make all dividend payments in cash.  Any dividends  not paid in cash on a current  basis on the  applicable
Dividend  Payment  Date  shall  constitute  Accumulated  Dividends.  Accumulated
Dividends  shall be added to the  Liquidation  Preference.  Dividends may not be paid by delivery of shares of Series B Preferred Stock.

            12.  Conversion.  (a)  Subject  to  and  upon  compliance  with  the provisions of these Articles of Designations, at the option of:

            (I) the holder thereof (a "Holder Conversion"),  any share of Series
            B  Preferred  Stock  may be  converted  at any time into a number of fully paid and  nonassessable  shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to (i) the then-effective  Liquidation  Preference  thereof  plus  accrued  and unpaid  dividends  to the date of  conversion  plus,  if the date of conversion  is prior to the  Fourth  Anniversary  Date and there has been  a  public  announcement  of a  Change  in  Control,  a  public announcement by the Company of a transaction  that would result in a
            Change  in  Control  or a public  announcement  by any  Person of an intention to effect a Change in Control, the amount of any dividends that would have accrued and been payable from the date of conversion to the Fourth  Anniversary Date divided by (ii) the Conversion Price in effect at the time of conversion; or

            (II) the Company (a "Company  Conversion"),  after 60 days after the second anniversary of the Closing Date, if (x) the closing price (as defined in Section  12(d)(vi)) of the Common Stock has been at least equal to $42.24 per share,  as adjusted for any stock splits,  stock dividends,  combinations or similar  reclassifications of the Common
            Stock,  for the 60  consecutive  trading  day period  ending one day prior to the  date of the  Conversion  Notice  required  by  Section
            12(b)(II)  and (y) the Company  delivers to the holders an Officers'
            Certificate (with the Conversion Notice) certifying that the Company is at that time able to effect a Demand  Registration (as defined in the  Purchase  Agreement)  and  would  not  defer  the  filing  of a registration  statement pursuant to Section 10.01(b) of the Purchase
            Agreement  or  otherwise,  all but not less than all of the Series B
            Preferred  Stock may be  converted  into a number of fully  paid and
            nonassessable   shares  of  Common  Stock  (calculated  as  to  each
            conversion  to the  nearest  1/100  of a  share)  equal  to (i)  the then-effective  Liquidation  Preference  thereof  plus  accrued  and unpaid  dividends  to the  date of  conversion  divided  by (ii) the
            Conversion Price in effect at the time of conversion.

            In case the Series B Preferred Stock is called for redemption,  such conversion  right in respect of the Series B Preferred Stock shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            The  "Conversion  Price"  shall  initially  be $13.20  per share and thereafter shall be adjusted in certain  instances as provided in Sections 12(d)
and 12(e) hereof.

            (b) In the event of

            (I) a  Holder  Conversion,  the  holder  of any  share  of  Series B
            Preferred  Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the  Company  maintained  for that  purpose, accompanied  by  written  notice to the  Company  at such  office or agency  that the holder  elects to  convert  such share or, if fewer than all the shares of Series B  Preferred  Stock  represented  by a single share  certificate are to be converted,  the number of shares represented  thereby to be converted.  In the case of any conversion of fewer than all the shares of Series B Preferred  Stock  evidenced by a certificate, upon such conversion the Company shall execute and the Registrar  shall  countersign and deliver to the holder thereof, at the expense of the Company,  a new  certificate  or  certificates representing the number of unconverted  shares of Series B Preferred
            Stock; or

            (II) a Company  Conversion,  the  Company  shall  give a  conversion notice  (the  "Conversion  Notice") to the holders not fewer than 30 days  nor  more  than  60  days  before  the  conversion  date  (the
            "Conversion  Date").  Whenever a Conversion Notice is required to be delivered to the holders,  such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Series B Preferred  Stock, at such holder's address  appearing  in the Series B Preferred  Share  Register.  All
            Conversion Notices and shall state:

                        (i)  the Conversion Date;

                        (ii) the number of shares of Common Stock into which the
                        Series B Preferred  Stock will be  converted,  including
                        the data used to determine such amount of shares;

                        (iii)  that on the  Conversion  Date,  dividends  on the
                        Series B  Preferred  Stock  will  cease to accrue on and
                        after said date; and

                        (iv) the place or places  where such  shares of Series B
                        Preferred Stock shall be surrendered for conversion.

            Shares  of  Series B  Preferred  Stock  shall be deemed to have been converted  immediately prior to the close of business on the day of surrender of such shares for  conversion in accordance  with clause (I) above or prior to the close of business on the  Conversion  Date in the case of Clause (II) above,  as applicable, and at such time the rights of the holders of such shares as holders shall cease,  and the person or persons entitled to receive the shares of Common
Stock issuable upon  conversion  shall be treated for all purposes as the record holder or holders of such  shares of Common  Stock at such time.  As promptly as practicable on or after the date of any such conversion, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock  issuable upon  conversion,  together with payment in lieu of any fraction of a share, as provided in Section 12(c).

            (c) No  fractional  shares of Common  Stock shall be issued upon the conversion  of a share of Series B  Preferred  Stock.  If more than one share of
Series B Preferred  Stock shall be surrendered for conversion at one time by the same  holder,  the number of full shares of Common Stock which shall be issuable upon conversion  thereof shall be computed on the basis of the aggregate  number of shares of Series B Preferred Stock so surrendered.  Instead of any fractional shares of Common Stock which would  otherwise be issuable upon conversion of any share of Series B Preferred  Stock,  the Company shall pay a cash  adjustment in respect of such  fraction in an amount equal to the same fraction of the closing price (as defined in Section  12(d)(vi))  per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

            (d) For purposes of this Section  12(d),  all  references  to Common
Stock  shall be deemed to  include  the  shares of Common  Stock  into which the
Series B Preferred Stock is convertible.  The Conversion Price shall be adjusted from time to time by the Company as follows:

            (i)  If  the  Company  shall  hereafter  pay a  dividend  or  make a distribution  to all  holders  of the  outstanding  shares of Common
            Stock in shares of Common Stock,  the Conversion  Price in effect at the opening of business on the date following the date fixed for the determination  of shareholders  entitled to receive such dividend or other  distribution  shall be reduced by multiplying such Conversion
            Price by a fraction  of which the  numerator  shall be the number of shares of Common Stock  outstanding  at the close of business on the
            Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such  determination  and the  denominator  shall  be the sum of such number of shares and the total  number of shares  constituting  such dividend or other  distribution,  such reduction to become effective immediately  after the opening of business on the day  following the
            Common  Stock Record Date.  If any dividend or  distribution  of the type described in this Section  12(d)(i) is declared but not so paid or  made,  the  Conversion  Price  shall  again be  adjusted  to the

                                       10

            Conversion  Price which would then be in effect if such  dividend or distribution had not been declared.

            (ii) (1) In case the Company  shall  issue or sell any Common  Stock
            (other than Common Stock issued (A) upon  exercise or  conversion of
            (x) any security  outstanding  on the Closing Date or (y) any Option
            Stock,  (B) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment  hereunder or (C) upon exercise or conversion of any of the Series B Preferred Stock,  each of (A), (B) and (C) as in accordance with its respective  terms) without  consideration  or for a consideration  per share less than the Current Market Price on the  earlier of the date on which the  Company  entered  into a firm contract for such issuance or the actual date of such  issuance,  or shall  issue  securities  convertible  into  Common  Stock  having a conversion price per share less than the Current Market Price at the earlier  of the  date  on  which  the  Company  entered  into a firm contract  for such  issuance  or the actual date of issuance of such convertible  security,  the  Conversion  Price to be in effect after such  issuance  or sale  shall  be  determined  by  multiplying  the
            Conversion  Price in effect  immediately  prior to such  issuance or sale by a fraction,  (I) the  numerator of which shall be the sum of
            (x) the  number of shares of Common  Stock  outstanding  immediately prior to such  issuance  or sale and (y) the  number  of  shares  of
            Common Stock which the  aggregate  consideration  receivable  by the
            Company for the total number of additional shares of Common Stock so issued or sold (or, in the case of convertible securities,  issuable on conversion)  would purchase at the Current Market Price in effect immediately  prior to such issuance or sale and (II) the denominator of which  shall be the sum of the  number of shares of Common  Stock outstanding  immediately  prior  to such  issuance  or sale  and the number of  additional  shares  of Common  Stock to be issued or sold
            (or, in the case of convertible  securities,  issued on conversion).
            In case any  portion  of the  consideration  to be  received  by the
            Company shall be in a form other than cash, the fair market value of such  noncash  consideration  shall  be  utilized  in the  foregoing computation.  Fair market value shall be determined in good faith by the Board of Directors.

            (2) In case the Company shall issue or sell  securities  convertible into  Common  Stock  having  a  fair  market  value  more  than  the consideration  received by the Company for such issuance or sale, at the  earlier of the date on which the  Company  entered  into a firm contract  for such  issuance  or the actual date of issuance of such convertible  security,  the  Conversion  Price to be in effect after such  issuance  or sale  shall  be  determined  by  multiplying  the
            Conversion  Price in effect  immediately  prior to such  issuance or sale by a fraction,  (I) the  numerator of which shall be the sum of
            (x) the  number of shares of Common  Stock  outstanding  immediately prior to such  issuance  or sale and (y) the  number  of  shares  of
            Common Stock which the  aggregate  consideration  receivable  by the
            Company for the total  number of  additional  shares of Common Stock issuable on conversion would purchase at the Current Market Price in effect  immediately  prior  to such  issuance  or sale  and (II) the denominator of which shall be the sum of (x) the number of shares of
            Common Stock outstanding  immediately prior to such issuance or sale and (y) the number of shares of Common  Stock  which the fair market value of such  convertible  securities would purchase at the Current
            Market Price immediately prior to such issuance or sale. In case any portion of the  consideration to be received by the Company shall be in a form other than cash,  the fair  market  value of such  noncash

                                       11

            consideration shall be utilized in the foregoing  computation.  Fair market  value  shall be  determined  in good  faith by the  Board of
            Directors.

            (3) If the Company shall offer or issue options,  rights or warrants to all holders of its  outstanding  shares of Common Stock entitling them to subscribe for or purchase  shares of Common Stock at a price per share less than the  Current  Market  Price on the Common  Stock
            Record Date fixed for the determination of shareholders  entitled to receive such options, rights or warrants, the Conversion Price shall be  adjusted so that the same shall  equal the price  determined  by multiplying  the  Conversion  Price  in  effect  at the  opening  of business  on the date  after  such  Common  Stock  Record  Date by a fraction  of which the  numerator  shall be the  number of shares of
            Common  Stock  outstanding  at the close of  business  on the Common
            Stock  Record  Date plus the number of shares of Common  Stock which the aggregate offering price of the total number of shares of Common
            Stock subject to such options,  rights or warrants would purchase at such Current Market Price and of which the denominator  shall be the number  of  shares  of  Common  Stock  outstanding  at the  close of business on the Common  Stock  Record Date plus the total  number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase.  Such adjustment shall become effective  immediately  after the  opening  of  business  on the day following  the Common Stock Record Date fixed for  determination  of shareholders entitled to purchase or receive such options, rights or warrants.  To the  extent  that  shares  of  Common  Stock  are  not delivered  pursuant to such  options,  rights or warrants,  upon the expiration or  termination  of such options,  rights or warrants the
            Conversion  Price shall again be adjusted to be the Conversion Price which  would  then be in effect  had the  adjustments  made upon the issuance of such options,  rights or warrants been made on the basis of  delivery of only the number of shares of Common  Stock  actually delivered.  If such  options,  rights or warrants are not so issued, the  Conversion  Price shall again be adjusted to be the  Conversion
            Price  which  would  then be in effect  if such  date  fixed for the determination  of  shareholders  entitled to receive  such  options, rights or warrants had not been fixed.  In  determining  whether any options,  rights or warrants entitle the holders to subscribe for or purchase  shares of Common  Stock at less than such  Current  Market
            Price,  and in  determining  the  aggregate  offering  price of such shares of Common  Stock,  there shall be taken into  account (x) any consideration  received for such options,  rights or warrants,  with the value of such  consideration  and the amount of such exercise or subscription  price,  if other than cash,  to be  determined  by the
            Board of  Directors  and (y) the  amount  of any  exercise  price or subscription  price  required  to be  paid  upon  exercise  of  such options, warrants or rights.

            (iii) If the outstanding  shares of Common Stock shall be subdivided into a greater  number of shares  of Common  Stock,  the  Conversion
            Price in effect at the opening of business on the day  following the
            day  upon  which  such  subdivision   becomes   effective  shall  be
            proportionately reduced, and, conversely,  if the outstanding shares of Common Stock shall be combined into a smaller number of shares of
            Common  Stock,  the  Conversion  Price in effect at the  opening  of business on the day  following  the day upon which such  combination becomes effective shall be proportionately increased, such reduction or  increase,  as the case may be, to become  effective  immediately after the  opening of  business  on the day  following  the day upon which such subdivision or combination becomes effective.

                                       12

            (iv) If the Company shall,  by dividend or otherwise,  distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or  distributions  to which
            Section 12(d)(i) applies) or evidences of its indebtedness,  cash or other assets  (including  securities,  but  excluding  any rights or warrants of a type referred to in Section 12(d)(ii)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness,  cash or assets distributed upon a merger  or  consolidation  to  which  Section  12(e)  applies)  (the
            foregoing   hereinafter  in  this  Section   12(d)(iv)   called  the
            "Distributed  Securities"),  then, in each such case, the Conversion
            Price  shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common  Stock  Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the  numerator  shall be the Current  Market Price
            (determined as provided in Section  12(d)(vi)) on such date less the fair market value (as  determined by the Board of  Directors,  whose good faith  determination  shall be  conclusive  and  described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of
            Common Stock and the denominator shall be such Current Market Price, such reduction to become effective  immediately prior to the opening of business  on the day  following  the Common  Stock  Record  Date;
            provided, however, that, in the event the then fair market value (as so  determined)  of the  portion of the  Distributed  Securities  so distributed  applicable  to one share of Common Stock is equal to or greater  than the Current  Market  Price on the Common  Stock Record
            Date, in lieu of the foregoing adjustment,  adequate provision shall be made so that each  holder of shares of Series B  Preferred  Stock shall have the right to receive upon conversion of a share of Series
            B Preferred Stock (or any portion thereof) the amount of Distributed
            Securities such holder would have received had such holder converted such share of Series B Preferred Stock (or portion thereof) directly or  indirectly  into Common Stock  immediately  prior to such Common
            Stock Record Date. If such dividend or  distribution  is not so paid or made,  the  Conversion  Price  shall  again be adjusted to be the
            Conversion  Price which would then be in effect if such  dividend or distribution  had not  been  declared.  If the  Board  of  Directors determines the fair market value of any distribution for purposes of this  Section  12(d)(iv)  by  reference to the actual or when issued trading market for any securities  constituting  all or part of such distribution, it must in doing so consider the prices in such market over the same period used in  computing  the  Current  Market  Price pursuant  to  Section  12(d)(vi)  to the extent  possible.  Options, rights or  warrants  distributed  by the  Company to all  holders of shares of Common Stock  entitling  the holders  thereof to subscribe for or  purchase  shares  of the  Company's  capital  stock  (either initially or under certain circumstances),  which options, rights or warrants,  until  the  occurrence  of a  specified  event or  events
            ("Dilution  Trigger  Event"):  (A) are deemed to be transferred with such shares of Common Stock;  (B) are not  exercisable;  and (C) are also  issued  in  respect  of future  issuances  of shares of Common
            Stock,  shall be deemed not to have been distributed for purposes of this Section  12(d)(iv) (and no adjustment to the  Conversion  Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest  Dilution  Trigger  Event,  whereupon  such options, rights and warrants shall be deemed to have been  distributed and an appropriate  adjustment to the  Conversion  Price under this Section
            12(d)(iv)  shall be made. If any such  options,  rights or warrants,

                                       13

            including any such existing options,  rights or warrants distributed prior to the first  issuance of shares of Series B Preferred  Stock, are subject to  subsequent  events,  upon the  occurrence of each of which such options,  rights or warrants shall become  exercisable to purchase  different  securities,  evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance  and record date with  respect to new options, rights or warrants (and a termination  or expiration of the existing
            options,  rights  or  warrants,   without  exercise  by  the  holder
            thereof).  In addition,  in the event of any distribution (or deemed distribution)  of  options,  rights  or  warrants,  or any  Dilution
            Trigger Event with respect thereto, that was counted for purposes of calculating  a  distribution  amount for which an  adjustment to the
            Conversion  Price under this Section 12(d) was made, (1) in the case of any such  options,  rights or warrants  which shall all have been redeemed or repurchased without exercise by any holders thereof, the
            Conversion  Price shall be readjusted upon such final  redemption or repurchase to give effect to such  distribution or Dilution  Trigger
            Event,  as the case may be, as  though it were a cash  distribution, equal to the per share  redemption or repurchase price received by a holder or  holders of shares of Common  Stock  with  respect to such options,  rights or warrants (assuming such holder had retained such options,  rights  or  warrants),  made to all  holders  of shares of
            Common Stock as of the date of such  redemption or  repurchase,  and
            (2) in the case of such options, rights or warrants which shall have expired or been terminated  without exercise by any holders thereof, the Conversion Price (as adjusted  pursuant to this paragraph) shall be  readjusted to be the  Conversion  Price which would have been in effect if such  options,  rights or  warrants  had not been  issued.
            Notwithstanding any other provision of this Section 12(d)(iv) to the contrary,  options,  rights,  warrants,  evidences of  indebtedness,
            other  securities,   cash  or  other  assets   (including,   without
            limitation,  any  rights  distributed  pursuant  to any  shareholder rights  plan)  shall be  deemed  not to have  been  distributed  for purposes  of this  Section  12(d)(iv)  if the Company  makes  proper provision so that each holder of shares of Series B Preferred  Stock who  converts a share of Series B  Preferred  Stock (or any  portion thereof)  after the date  fixed for  determination  of  shareholders entitled  to receive  any such  distribution  shall be  entitled  to receive  upon such  conversion,  in addition to the shares of Common
            Stock  issuable  upon such  conversion,  the amount and kind of such distributions  that such holder would have been  entitled to receive if such holder had,  immediately prior to such  determination  date, converted such share of Series B Preferred  Stock into Common Stock.
            For purposes of this  Section  12(d)(iv)  and Sections  12(d)(i) and
            (ii), any dividend or distribution  to which this Section  12(d)(iv)
            is applicable that also includes shares of Common Stock, or options, rights or warrants  to  subscribe  for or purchase  shares of Common
            Stock to which Section 12(d)(ii) applies (or both),  shall be deemed instead to be (A) a dividend or  distribution  of the  evidences  of indebtedness,  assets,  shares of capital stock,  rights or warrants other  than  such  shares  of  Common  Stock or  options,  rights or warrants to which  Section  12(d)(ii)  applies  (and any  Conversion
            Price reduction  required by this Section  12(d)(iv) with respect to such  dividend  or  distribution  shall  then be  made)  immediately followed by (B) a dividend or  distribution of such shares of Common
            Stock  or  such  options,   rights  or  warrants  (and  any  further
            Conversion  Price  reduction   required  by  Sections   12(d)(i)  or
            12(d)(ii) with respect to such dividend or  distribution  shall then be made),  except  that (1) the  Common  Stock  Record  Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders  entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such

                                       14

            determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the  determination of shareholders  entitled  to receive  such rights or  warrants",  "the
            Common  Stock Record Date fixed for the  determination  of the share holders  entitled  to receive  such  rights or  warrants"  and "such
            Common Stock Record Date" for purposes of Section 12(d)(ii), and (2)
            any shares of Common Stock included in such dividend or distribution shall not be deemed  "outstanding  at the close of  business  on the date  fixed for such  determination"  for the  purposes  of  Section
            12(d)(i).

            (v) For  purposes  of this  Section  12(d),  the number of shares of
            Common Stock at any time  outstanding  shall not include shares held in the  treasury  of the  Company.  The  Company  shall  not pay any dividend or make any  distribution on shares of Common Stock held in the treasury of the Company.

            (vi) For purposes of this Section 12(d),  the following  terms shall have the meaning indicated:

            "closing  price" with respect to any securities on any day means the last sale price on such day as reported in the Consolidated  Last Sale Reporting
System or as quoted in the National  Association of Securities Dealers Automated
Quotation  System,  or if such last sale price is not available,  the average of the closing bid and asked prices as reported in either such system.

            "Common  Stock  Record Date"  means,  with respect to any  dividend, distribution or other  transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the
Common Stock (or other  applicable  security) is exchanged for or converted into any  combination  of cash,  securities  or other  property,  the date  fixed for determination of shareholders entitled to receive such cash, securities or other property  (whether  such date is fixed by the Board of  Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 20 consecutive  trading days immediately prior to the date in  question;  provided,  however,  that  (A) if the  "ex"  date (as hereinafter  defined)  for any event  (other than the  issuance or  distribution requiring such  computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(d)(i),  (ii), (iii), (iv), and (v) occurs during such 20 consecutive  trading  days,  the closing price for each trading day prior to the
"ex" date for such other event shall be adjusted  by  multiplying  such  closing price by the same  fraction by which the  Conversion  Price is so required to be adjusted  as a result of such  other  event,  (B) if the "ex" date for any event
(other than the  issuance  or  distribution  requiring  such  computation)  that requires an adjustment to the Conversion  Price  pursuant to Sections  12(d)(i),
(ii),  (iii),  (iv), or (v) occurs on or after the "ex" date for the issuance or distribution  requiring such  computation and prior to the day in question,  the closing  price for each  trading  day on and after the "ex" date for such  other event shall be adjusted by  multiplying  such closing price by the reciprocal of the  fraction by which the  Conversion  Price is so required to be adjusted as a result  of such  other  event  and (C) if the  "ex"  date  for the  issuance  or distribution  requiring such computation is prior to the day in question,  after taking into  account any  adjustment  required  pursuant to clause (A) or (B) of this proviso,  the closing price for each trading day on or after such "ex" date

                                       15

shall be adjusted  by adding  thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner  consistent  with any good faith  determination  of such value for  purposes of Sections  12(d)(iv) or
(v),  whose good faith  determination  shall be  conclusive  and  described in a resolution of the Board of Directors) of the evidences of  indebtedness,  shares of capital stock or assets being  distributed  applicable to one share of Common
Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution,  means the first date on which the shares of Common Stock trade regular way on the relevant  exchange or in the  relevant  market from which the closing  price was  obtained  without  the right to  receive  such  issuance  or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade  regular way on such  exchange  or in such market  after the time at which
such  subdivision  or  combination   becomes  effective.   Notwithstanding   the
foregoing,  whenever  successive  adjustments to the Conversion Price are called for  pursuant  to this  Section  12(d),  such  adjustments  shall be made to the
Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable  results, as determined in good faith by the Board of Directors.

            "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1%
            in such price;  provided,  however,  that any  adjustments  which by reason of this Section  12(d)(vii) are not required to be made shall be  carried  forward  and  taken  into  account  in  any  subsequent adjustment.  All calculations under this Section 12 shall be made by the  Company and shall be made to the nearest  cent.  No  adjustment need be made for a change  in the par  value or no par  value of the
            Common Stock.

            (viii) Whenever the Conversion Price is adjusted as herein provided, the Company  shall  promptly  file with the  Registrar  an Officers'
            Certificate setting forth the Conversion Price after such adjustment and a  brief  statement  of the  facts  requiring  such  adjustment.
            Promptly  after  delivery of such  certificate,  the  Company  shall prepare a notice of such adjustment of the Conversion  Price setting forth  the  adjusted  Conversion  Price  and the date on which  each adjustment  becomes  effective  and shall  mail such  notice of such adjustment  of the  Conversion  Price to each  holder  of  shares of
            Series B Preferred Stock at such holder's last address  appearing on the register of holders  maintained  for that purpose within 10 days of the effective  date of such  adjustment.  Failure to deliver such notice  shall  not  affect  the  legality  or  validity  of any such adjustment.

            (ix) In any  case in  which  this  Section  12(d)  provides  that an adjustment shall become effective  immediately  after a Common Stock
            Record Date for an event, the Company may defer until the occurrence of such  event  issuing  to the  holder  of any  share  of  Series B
            Preferred  Stock  converted  after such Common Stock Record Date and before the occurrence of such event the additional  shares of Common
            Stock  issuable  upon such  conversion  by reason of the  adjustment required  by such event  over and above the  shares of Common  Stock
            issuable  upon  such   conversion   before  giving  effect  to  such
            adjustment.

                                       16

            (e) In case of any  consolidation  of the Company with, or merger of the Company into,  any other Person,  or in case of any merger of another Person
into  the   Company   (other   than  a  merger  that  does  not  result  in  any
reclassification,  conversion, exchange or cancellation of outstanding shares of
Common Stock of the Company),  or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company,  the holder of each share of
Series B Preferred Stock shall have the right thereafter, during the period such share of Series B Preferred  Stock shall be  convertible as specified in Section
12(a),  to  convert  such  share of Series B  Preferred  Stock into the kind and
amount  of   securities,   cash  and  other   property   receivable   upon  such
consolidation,  merger,  conveyance  or  transfer  by a holder of the  number of shares of shares of Common  Stock of the Company into which such share of Series
B  Preferred  Stock  might  have  been  converted   immediately  prior  to  such
consolidation, merger, conveyance or transfer, assuming such holder of shares of
Common Stock of the Company  failed to exercise his rights of election,  if any, as to the kind or amount of securities,  cash and other property receivable upon such consolidation,  merger,  conveyance or transfer (provided that, if the kind
or  amount  of  securities,   cash  and  other  property  receivable  upon  such
consolidation,  merger, conveyance or transfer is not the same for each share of
Common  Stock of the Company in respect of which such  rights of election  shall not have been  exercised  ("nonelecting  share"),  then for the  purpose of this
Section 12 the kind and amount of securities, cash and other property receivable upon such  consolidation,  merger,  conveyance  or transfer by each  nonelecting share  shall be deemed to be the kind and  amount so  receivable  per share by a plurality  of  the  nonelecting  shares).  Such  securities  shall  provide  for adjustments which, for events subsequent to the effective date of the triggering event,  shall be as nearly  equivalent as may be practicable to the  adjustments provided for in this Section 12. The above  provisions  of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

            (f)  In case:

            (i) the Company shall declare a dividend (or any other distribution)
            on its Common Stock payable otherwise than in cash out of its earned surplus; or

            (ii) the Company shall  authorize the granting to all holders of its shares of Common  Stock of rights or  warrants to  subscribe  for or purchase  any shares of  capital  stock of any class or of any other rights;

            (iii) of any  reclassification  of the Common  Stock  (other  than a subdivision or combination  of the Company's  outstanding  shares of
            Common  Stock),  or of any  consolidation  or  merger  to which  the
            Company is a party and for which approval of any shareholders of the
            Company is required,  or the sale,  conveyance or transfer of all or substantially all the assets of the Company;

            (iv) of any capital reorganization; or

            (v) of the  voluntary or  involuntary  dissolution,  liquidation  or winding-up of the Company;

then the Company  shall cause to be filed with the  Registrar and at each office or  agency  maintained  for the  purpose  of  conversion  of  shares of Series B
Preferred  Stock,  and shall  cause to be mailed to all  holders  at their  last addresses  as they  shall  appear  in the  shares of  Series B  Preferred  Stock

                                       17

Register, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend,  distribution,  rights or warrants, or, if a record is not to be taken,  the date as of which the holders of shares of Common  Stock of record to be entitled to such dividend, distribution,  rights or warrants are to be  determined  or (y) the date on which such  reclassification,  consolidation, merger,  sale, transfer,  dissolution,  liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record  shall be entitled to exchange  their shares of Common
Stock  for   securities,   cash  or  other   property   deliverable   upon  such
reclassification,    consolidation,   merger,   sale,   transfer,   dissolution,
liquidation  or  winding-up.  Such  notice  shall be so given in the case of any action covered by Section  12(f)(i) or Section  12(f)(ii) above at least 20 days prior to the Common Stock Record Date (as defined in Section  12(d)(vi)) of such action,  and in the case of any other such action in Section 12(f),  at least 20 days  prior to the date of the  taking  of such  proposed  action or the date of participation  therein by the holders of Common  Stock,  whichever  shall be the earlier.

            (g) The Company shall at all times reserve and keep available,  free from  preemptive  rights,  out of its authorized  but unissued  shares of Common
Stock,  for the  purpose  of  effecting  the  conversion  of  shares of Series B
Preferred  Stock,  the full number of shares of Common Stock then  issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

            (h) The  Company  will pay any and all taxes  that may be payable in respect of the issue or  delivery  of shares of Common  Stock on  conversion  of shares of Series B Preferred  Stock  pursuant  hereto.  The  Company  shall not, however,  be  required  to pay any tax which may be  payable  in  respect of any transfer  involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Series B Preferred Stock or shares of Series B Preferred Stock to be converted, and no such issue or delivery shall be made  unless  and  until the  Person  requesting  such  issue has paid to the
Company the amount of any such tax, or has  established to the  satisfaction  of the Company that such tax has been paid or is not payable.

            (i) The issuance of certificates for shares of any class of Series B
Preferred  Stock shall be made without  charge to the holders of such shares for any  issuance  tax in respect  thereof or other cost  incurred by the Company in connection with such issuance of shares of Series B Preferred  Stock;  provided, however,  that the  Company  shall not be  required  to pay any tax which may be payable in respect of any transfer  involved in the issuance and delivery of any certificate  in a name other  than that of the holder of the Series B  Preferred
Stock converted.

            13. Preemptive Rights. (a) If the Company proposes to and does issue any Equity  Securities  (other  than in a  registered  public  offering  or in a transaction  in  which  Equity  Securities  are  exchanged  for  the  assets  or securities of another  person;  provided,  that the Board has determined in good faith that the assets or  securities  received by the  Company in such  exchange have a fair value at least  equal to the value of the Equity  Securities  of the
Company  exchanged  therefor)  the  Company  shall offer each holder of Series B
Preferred Stock the right to participate  proportionately in a percentage amount equal to the percentage of the Company's Common Stock (on a fully diluted basis)
represented  by the Series B Preferred  Stock held by each such holder as of the date of issuance of any such Equity  Securities  (the "Date of Issuance") and on the same  terms  and  conditions  and at the same per  unit  price  (the  "Issue
Price").  The Company shall give written  notice to each such holder of any such issuance as far in advance of the Date of Issuance as possible,  but in no event

                                       18

less than 10 days in advance of the Date of Issuance  (a "Notice of  Issuance").
The  Notice  of  Issuance  will  describe  in  reasonable  detail  the terms and conditions  of the proposed  issuance,  including  the Issue Price,  the maximum number of Equity  Securities  that such  holder  will be  entitled  to  purchase
(assuming  for this purpose only that the number of shares of Series B Preferred
Stock held by each holder does not change between the date of the giving of such notice and the Date of Issuance) on the Date of Issuance.

            (b) Each such holder  shall have the option to elect to purchase all or part of such holder's portion of the Equity Securities  described in a Notice of Issuance at the Issue Price and on the other terms contained in the Notice of
Issuance by notifying the Company in writing (an "Election Notice") at least two
Business Days prior to the Date of Issuance (the  "Election  Period"),  at which time such holder shall become  irrevocably bound (subject to the satisfaction of all regulatory  requirements) to purchase such Equity Securities.  Each Election
Notice will indicate the number of units that each holder elects to purchase.

            (c) Any purchase and sale pursuant to the provisions of this Section
13 shall occur on the Date of Issuance at the  principal  offices of the Company unless  otherwise  agreed.  At any closing of a purchase and sale in  accordance with this  Section 13, the Company  will  deliver  certificates  evidencing  the
Equity  Securities  to be so  purchased  against  delivery  by each holder of an amount  equal to the number of units that each  holder has  elected to  purchase multiplied by the Issue Price. Such amount will be payable at such closing. Each holder making a purchase of Equity Securities  pursuant to this Section 13 shall be responsible for the payment of any transfer or other taxes due as a result of such purchase and such taxes shall be payable at the closing (unless such holder provides  evidence in form satisfactory to the Company that such taxes have been paid).

            (d) The  failure of any  holder to  exercise  its right to  purchase
Equity  Securities  under this Section 13 in connection with any one issuance of
Equity  Securities  by the Company  will not, in any manner,  waive or otherwise impair the  rights of such  holder to  purchase  such  holder's  share of Equity
Securities in connection with any other proposed  issuance of Equity  Securities to which this Section 13 is applicable.

            (e)  Notwithstanding  anything  contained  in this Section 13 to the contrary,  the Company may at any time, regardless of whether an Election Notice has been given, prior to the Date of Issuance abandon an offering as to which it has given a Notice of  Issuance,  in which case  holders  of Series B  Preferred
Stock shall have no further right to purchase the Equity Securities described in such Notice of Issuance.

            14. Consolidation,  Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then-Outstanding shares of Series
B Preferred  Stock,  the Company may not  consolidate  or merge with or into, or
sell,  assign,   transfer,   lease,  convey  or  otherwise  dispose  of  all  or
substantially  all of its assets to, any Person unless (i) if the Company is the surviving  or  continuing  Person,  the Series B Preferred  Stock  shall  remain outstanding  without any amendment that would adversely  affect the preferences, rights or powers of the Series B Preferred Stock, (ii) if the Company is not the
surviving or continuing  Person,  (a) the entity formed by such consolidation or merger or to which such sale, assignment,  transfer,  lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation  organized  and existing  under the laws of the United States or any

                                       19

State  thereof  or the  District  of  Columbia;  and (b) the  shares of Series B
Preferred  Stock are  converted  into or exchanged for and become shares of such resulting  entity,  having in respect of such resulting entity the same (or more favorable) powers,  preferences and relative,  participating,  optional or other special rights that the shares of Series B Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel,  reasonably  satisfactory in form and content,  each stating that such consolidation,  merger,  conveyance or transfer complies with this Section 14 and that all conditions  precedent herein provided for relating to such transaction have been complied with.

            15. SEC Reports; Reports by Company. So long as any shares of Series
B Preferred  Stock are  outstanding,  the  Company  shall file with the SEC and, within 15 days  after it files them with the SEC,  with the  Registrar  and,  if requested,  furnish  to each  holder of shares of Series B  Preferred  Stock all annual and quarterly reports and the information,  documents,  and other reports that the Company is required to file with the SEC  pursuant to Section  13(a) or
15(d) of the  Exchange  Act ("SEC  Reports").  In the event the  Company  is not required  or shall cease to be  required  to file SEC  Reports,  pursuant to the
Exchange  Act,  the Company  will  nevertheless  file such  reports with the SEC
(unless the SEC will not accept such a filing).  Whether or not  required by the
Exchange Act to file SEC Reports with the SEC, so long as any shares of Series B
Preferred  Stock  are  Outstanding,  the  Company  will  furnish  or cause to be furnished  copies  of the SEC  Reports  to the  holders  of  shares  of Series B
Preferred  Stock at the time the Company is  required  to make such  information available  to the  Registrar  and to  prospective  investors  who  request it in writing.

            16. Definitions. For purposes of these Articles of Designations, the following terms shall have the meaning set forth below:

            "Accumulated Dividends" has the meaning set forth in Section 6(a).

            "Affiliate"  shall have the  meaning  assigned  to such term in Rule
12b-2 of the Exchange  Act.  Notwithstanding  the  foregoing,  (a) no individual shall be deemed to be an Affiliate of a  corporation  solely by reason of his or her being an officer or director of such corporation,  and (b) Holders of Series
B Preferred Stock shall not be deemed Affiliates of the Company solely by virtue of their ownership of Series B Preferred Stock.

            "Articles  of  Incorporation"  has  the  meaning  set  forth  in the recitals.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business  Day"  means  any day on which  commercial  banks  are not authorized or required to close in New York City.

            "By-laws" has the meaning set forth in the Recitals.

            "Capital  Stock"  means,  with  respect to any  Person,  any and all shares,  interests,  participations,  rights in, or other  equivalents  (however designated and whether voting and/or non-voting) of such Person's capital stock, whether  outstanding  on the Closing Date or issued after the Closing Date,  and

                                       20

any and all rights  (other  than any  evidence  of  indebtedness),  warrants  or options exchangeable for or convertible into such capital stock.

            "Change in Control"  means the  occurrence  of any of the  following events:  (i) the  acquisition of ownership,  directly or indirectly (in a single transaction or a series of related transactions),  beneficially or of record, by any Person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the  Securities  Exchange  Act  as in  effect  on the  date  hereof)  of  shares representing  more than 40% of the issued and  outstanding  common  stock of the
Company  entitled  to vote for the  members  of the  board of  directors  of the
Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (x)  nominated by the board of  directors  of the Company nor (y)  appointed  by  directors  so nominated;  or (iii) any Person or group (other than the group in control of the
Company on the date hereof) shall otherwise  directly or indirectly  Control the
Company.

            "Change in Control Date" means the date on which a Change in Control occurs.

            "Closing  Date"  means  the  date on which  the  Closing  under  the
Purchase Agreement occurs.

            "closing price" has the meaning set forth in Section 12(d)(vi).

            "Common  Stock  Record  Date" has the  meaning  set forth in Section
12(d)(vi).

            "Common  Stock"  means the common  stock of the  Company,  par value
$0.001 per share.

            "Company" has the meaning set forth in the Recitals.

            "Company Conversion" has the meaning set forth in Section 12(a)(II).

            "Company  Order" means a written request or order signed in the name of the Company by its Chairman of the Board,  its Chief Executive  Officer,  its
President or any Executive or Senior Vice  President and by its Chief  Financial
Officer,  Treasurer,  an  Assistant  Treasurer,  its  Secretary  or an Assistant
Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Conversion Date" has the meaning set forth in Section 12(b)(II).

            "Conversion Notice" has the meaning set forth in Section 12(b)(II).

            "Conversion Price" has the meaning set forth in Section 12(a).

            "Current  Market  Price"  has  the  meaning  set  forth  in  Section
12(d)(vi).

            "Date of Issuance" has the meaning set forth in Section 13(a).

            "Dilution  Trigger  Event"  has the  meaning  set  forth in  Section
12(d)(iv).

            "Distributed  Securities"  has the  meaning  set  forth  in  Section
12(d)(iv).

                                       21

            "Dividend Payment Date" has the meaning set forth in Section 6.

            "Dividend Record Date" has the meaning set forth in Section 7(a).

            "Election Notice" has the meaning set forth in Section 13(b).

            "Election Period" has the meaning set forth in Section 13(b).

            "Equity  Securities"  shall mean any  securities the rights of which are in the nature of those of the  Company's  Common Stock,  including,  without limitation,  common  stock,  any  securities  having  the  right to vote for the election of directors, stock appreciation rights and securities convertible into any of the foregoing.

            "Exchange  Act"  means  the  Securities  Exchange  Act of  1934,  as amended.

            "fair market value" has the meaning set forth in Section 12(d)(vi).

            "FBCA" has the meaning set forth in the recitals.

            "Fourth  Anniversary  Date" has the  meaning  set  forth in  Section
10(a).

            "GAAP" means generally accepted accounting  principles in the United
States of America.

            "Holder Conversion" has the meaning set forth in Section 12(a)(I).

            "Issue Price" has the meaning set forth in Section 13(a).

            "Junior Shares" has the meaning set forth in Section 9(a).

            "Liquidation  Preference" means an amount equal to $1,000 per share, subject to change in accordance with Section 6, Section 7 and Section 11 hereof, including, without limitation, by the addition of Accumulated Dividends.

            "Mandatory  Redemption  Date" has the  meaning  set forth in Section
10(b).

            "nonelecting share" has the meaning set forth in Section 12(e).

            "Notice of Issuance" has the meaning set forth in Section 13(a).

            "Officers' Certificate" means a certificate of the Company signed in the name of the  Company  by its  Chairman  of the  Board,  its Chief  Executive
Officer, its President or an Executive or Senior Vice President and by its Chief
Financial  Officer,  Treasurer,  an  Assistant  Treasurer,  its  Secretary or an
Assistant Secretary.

            "Option  Stock" means  shares of Common Stock not to exceed,  in the aggregate,  2,060,000  shares of Common Stock,  issued or issuable in accordance with the  Company's  1995 Stock Option Plan and the Company's  Directors'  Stock
Option Plan,  provided  that (i) in the case of the 1995 Stock Option Plan,  the option exercise price at the time of such grant is not less than 75% of the fair

                                       22

market value of such shares on the date of such grant as  reasonably  determined in good faith by the Stock Option or other administering  Committee of the Board and (ii) the number of shares of Common Stock  specified above shall be adjusted as appropriate to reflect any stock split, stock  consolidation,  subdivision or combination affecting the Common Stock.

            "Optional Redemption" has the meaning set forth in Section 10(a).

            "Optional  Redemption  Date" has the  meaning  set forth in  Section
10(a).

            "Outstanding"  means,  when used with  respect to shares of Series B
Preferred  Stock,  as of the  date of  determination,  all  shares  of  Series B
Preferred Stock theretofore  authenticated and delivered under these Articles of
Designations,  except  (a)  shares  of  Series  B  Preferred  Stock  theretofore converted  into shares of Common Stock in accordance  with Section 12 and shares of Series B Preferred Stock  theretofore  canceled by the Registrar or delivered to the Registrar for  cancellation;  (b) shares of Series B Preferred  Stock for whose payment or redemption  money in the necessary  amount has been theretofore deposited  with the  Registrar  or any Paying  Agent (other than the Company) in trust or set aside and  segregated in trust by the Company (if the Company shall act as its own  Paying  Agent)  for the  holders  of such  shares  of  Series  B
Preferred  Stock;  provided that, if such shares of Series B Preferred Stock are to be redeemed,  notice of such redemption has been duly given pursuant to these
Articles of Designations or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series B Preferred Stock in exchange for or in lieu of which other shares of Series B Preferred  Stock have been  authenticated  and delivered pursuant to these Articles of Designations;  provided,  however, that, in  determining  whether the  holders of the shares of Series B Preferred  Stock have given any request,  demand,  authorization,  direction,  notice, consent or waiver or taken any other action  hereunder,  shares of Series B Preferred Stock owned by the Company or any Subsidiary of the Company shall be  disregarded  and deemed not to be Outstanding

            "Parity Shares" has the meaning set forth in Section 9(a).

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person"  means an  individual,  partnership,  corporation,  limited liability company,  business trust, joint stock company,  trust,  unincorporated association,  joint venture,  governmental authority or other entity of whatever nature.

            "Preferred  Stock"  means,  with respect to any person,  any and all shares,  interests,  participations  or other equivalents  (however  designated, whether voting or non-voting)  of such person's  preferred or preference  stock, whether now  outstanding  or issued after the date hereof,  including all series and classes of such preferred or preference stock.

            "Purchase  Agreement" means the Preferred Stock Purchase  Agreement, dated as of November 1, 2001, among the Company and the Purchaser named therein, as it may be amended from time to time.

            "Redemption Date" has the meaning set forth in Section 10(c).

                                       23

            "Redemption Notice" has the meaning set forth in Section 10(c).

            "Redemption Price" has the meaning set forth in Section 10(a).

            "Registrar" has the meaning set forth in Section 3.

            "resulting entity" has the meaning set forth in Section 14.

            "SEC" means the Securities and Exchange Commission,  as from time to time constituted,  created under the Securities  Exchange Act of 1934, or, if at any time after the adoption of these Articles of Designations such commission is not  existing  and  performing  the duties  now  assigned  to it,  then the body performing such duties at such time.

            "SEC Reports" has the meaning set forth in Section 15.

            "Senior Shares" has the meaning set forth in Section 9(a).

            "Series B Preferred Stock" has the meaning set forth in Section 1.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation,  limited liability company,  partnership,  association or other  entity the  accounts  of which  would be  consolidated  with those of the parent in the  parent's  consolidated  financial  statements  if such  financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership,  association or other entity of which securities or other ownership  interests  representing more than
50% of the equity or more than 50% of the ordinary  voting power or, in the case of a partnership,  more than 50% of the general partnership interests are, as of such date, owned,  controlled or held. Unless otherwise specified,  "Subsidiary"
and "Subsidiaries"  shall mean a Subsidiary and Subsidiaries,  respectively,  of the Company.
            IN WITNESS  WHEREOF,  the  Company  has  caused  these  Articles  of
Designations to be duly executed by the undersigned officer of the Company, this
1st day of November, 2001.

                                                NUCO2 INC.,

                                                By: /s/ Eric M. Wechsler
                                                    ------------------------
                                                    Name: Eric M. Wechsler
                                                    Title: Secretary